   As filed with the Securities and Exchange Commission on September 17, 1997
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                  INTEVAC, INC.
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                                     94-3125814
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                               3550 BASSETT STREET
                          SANTA CLARA, CALIFORNIA 95054
               (Address of principal executive offices) (Zip Code)

                                  ------------

                                  INTEVAC, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                  ------------

                                 NORMAN H. POND
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                                  INTEVAC, INC.
               3550 BASSETT STREET, SANTA CLARA, CALIFORNIA 95054
                     (Name and address of agent for service)
                                 (408) 986-9888
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
            Title of                                Proposed Maximum      Proposed Maximum
           Securities                 Amount            Offering              Aggregate            Amount of
              to be                   to be               Price               Offering           Registration
           Registered              Registered(1)       per Share(2)           Price(2)                Fee
---------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan      250,000 shares         $14.50              $3,625,000              $1,098
===============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Intevac, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of Intevac, Inc. on September 15, 1997 as reported on the NASDAQ National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         Intevac, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the SEC on February 7, 1997;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 29, 1997 and June 28, 1997, filed with the SEC on May 8, 1997 and August 12, 1997, respectively;

         (c) The Registrant's Current Reports on Form 8-K filed with the SEC on February 20, 1997 and March 11, 1997; and

         (d) The Registrant's Registration Statement No. 0-26946 on Form 8-A filed with the SEC on October 5, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 317 of the California Corporations Code authorizes a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Article V of the Registrant's Amended and Restated Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and other agents to the maximum extent permitted by the California Corporations Code. Pursuant to the foregoing, the

Registrant has entered into an Indemnification Agreement with each of its directors, officers and certain controlling persons. The Registrant also maintains a Directors and Officers insurance policy. The form of Underwriting Agreement, filed as Exhibit 1.1 to Registration Statement No. 33-97806, provides for indemnification by the Underwriters of the Registrant, its directors and executive officers and other persons for certain liabilities arising under the 1933 Act.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number        Exhibit
--------------        -------
     4                Instruments Defining the Rights of Shareholders.  Reference is made to Registrant's
                      Registration Statement No. 0-26946 on Form 8-A, as amended, which is incorporated herein by reference pursuant to Item 3(d).
     5                Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of Ernst & Young LLP, Independent Auditors.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24                Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1              Employee Stock Purchase Plan.
    99.2*             Form of Stock Purchase Agreement.
    99.3*             Form of Enrollment/Change Form.

* Exhibits 99.2 and 99.3 are incorporated by reference to Exhibits 99.12 and 99.13, respectively to Registrant's Registration Statement on Form S-8, file number 33-99648, filed with the SEC on November 21, 1995.


Item 9.  Undertakings

                      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Employee Stock Purchase Plan.

                      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 15th day of September, 1997.

                          INTEVAC, INC.


                          By:  /s/ Charles B. Eddy
                              -------------------------------------------------
                               Charles B. Eddy III
                               Vice President, Finance and Administration,
                               Chief Financial Officer, Treasurer and Secretary


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Intevac, Inc., a California corporation, do hereby constitute and appoint Norman H. Pond and Charles B. Eddy III, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                              Date
---------                                       -----                                              ----
/s/ Norman H. Pond                              Chairman of the Board, President            September 15, 1997
-------------------------------------           and Chief Executive Officer
Norman H. Pond                                  (Principal Executive Officer)


/s/ Charles B. Eddy                             Vice President, Finance and                 September 15, 1997
-------------------------------------           Administration, Chief Financial
Charles B. Eddy III                             Officer, Treasurer and Secretary
                                                (Principal Financial and Accounting
                                                Officer)

Signature                                       Title                                              Date
---------                                       -----                                              ----
/s/ David N. Lambeth                            Director                                    September 15, 1997
-------------------------------------
David N. Lambeth



/s/ Robert D. Hempstead                         Director                                    September 15, 1997
-------------------------------------
Robert D. Hempstead



/s/ Edward Durbin                               Director                                    September 15, 1997
-------------------------------------
Edward Durbin



/s/ H. Josteph Smead                            Director                                    September 15, 1997
-------------------------------------
H. Joseph Smead

                                  EXHIBIT INDEX



Exhibit
Number        Exhibit
-------       -------
 4            Instruments Defining the Rights of Shareholders.  Reference is made to Registrant's
              Registration Statement No. 0-26946 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d).
 5            Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1          Consent of Ernst & Young LLP, Independent Auditors.
23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24            Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
99.1          Employee Stock Purchase Plan.
99.2*         Form of Stock Purchase Agreement.
99.3*         Form of Enrollment/Change Form.

* Exhibits 99.2 and 99.3 are incorporated by reference to Exhibits 99.12 and 99.13, respectively to Registrant's Registration Statement on Form S-8, file number 33-99648, filed with the SEC on November 21, 1995.